UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 18, 2004
(Date of earliest event reported)

Inland Western Retail Real Estate Trust, Inc.
(Exact name of registrant as specified in the charter)
Maryland	333-103799	42-1579325
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant's telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

Lake Mary Pointe, Orlando, Florida

On October 21, 2004, we purchased an existing shopping center known as Lake Mary Pointe, containing 51,052 gross leasable square feet. The center is located at U.S. 17-92 and Weldon Boulevard, in Orlando, Florida.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $6,650,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $130 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Publix, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:
Lessee	Approximate GLA Leased (Sq. Ft.)	% of Total GLA	Base Rent Per Square Foot Per Annum ($)	Lease Term
				Beginning	To

Publix	37,866	74	8.60	12/99	12/19

For federal income tax purposes, the depreciable basis in this property will be approximately $4,987,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Lake Mary Pointe was built in 1999. As of October 1, 2004, this property was 96% occupied, with a total 48,952 square feet leased to nine tenants. The following table sets forth certain information with respect to those leases:
Lessee	Approximate GLA Leased (Sq. Ft.)	Lease Ends	Current Annual Rent ($)	Base Rent Per Square Foot Per Annum ($)

GNC	1,050	12/04	21,525	20.50
Hair Cuttery	1,050	02/05	23,929	22.13
Avenue Nails	1,043	08/05	25,623	24.57
Pak Mail Center	1,050	09/05	23,521	22.40
Vivonia's Italian Pizzeria	3,750	09/06	84,365	22.50
White Swan Cleaners	1,050	02/09	16,800	16.00
Subway	1,050	02/09	17,063	16.25
China Cook	1,043	07/11	20,516	19.67
Publix	37,866	12/19	325,648	8.60

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Azalea Square Shopping Center, Summerville, South Carolina

On October 19, 2004, we purchased a portion of a shopping center known as Azalea Square Shopping Center, containing 395,738 gross leasable square feet (which includes one ground lease space). We purchased 181,942 square feet of that shopping center including the ground lease space. The center is located at U.S. 17-A and Interstate 26 in Summerville, South Carolina.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $30,012,500. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $165 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Five tenants, T.J. Maxx, Linens 'N Things, Ross Stores, Cost Plus World Market and PETsMART, each leases more than 10% of the total gross leasable area of the portion of the property we purchased. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:
	Approximate GLA Leased	% of Total	Base Rent Per Square Foot	Lease	Term
Lessee	(Sq. Ft.)	GLA	Per annum ($)	Beginning	To

T.J. Maxx	30,000	16	7.75	07/03	07/13

Linens 'N Things	25,395	14	10.75	09/03	01/14

Ross Stores	30,187	17	9.50	06/03	01/14

Cost Plus World Market	18,300	10	12.50	09/04	01/15

PETsMART	19,107	11	11.00	08/04	01/20

For federal income tax purposes, the depreciable basis in this property will be approximately $22,509,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Azalea Square is newly constructed in 2003 and 2004. As of October 1, 2004, the property was 97% leased, with a total of 177,042 square feet leased to 19 tenants and one ground lease tenant. The following table sets forth certain information with respect to those leases:
	Approximate GLA Leased	Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)

Dress Barn	8,050	09/08	120,750	15.00
Artisan Jewelers	2,400	10/08	57,600	24.00
EB Games	1,600	10/08	36,800	23.00
S&K Menswear	3,603	10/08	64,854	18.00
Sport Clips	1,200	11/08	25,200	21.00
Phone Smart	1,800	12/08	37,800	21.00
Lee Spa Nails	1,500	04/09	36,000	24.00
McAlisters Deli	3,600	06/09	75,600	21.00
Marble Slab Creamery	1,200	06/09	26,400	22.00
American Mattress	2,800	08/09	64,400	23.00
Rococo Bakery	1,500	10/09	27,744	18.50
Hibbett Sporting Goods	5,000	01/10	70,000	14.00
T.J. Maxx	30,000	07/13	232,500	7.75
Pier 1 Imports	10,800	08/13	167,400	15.50
Ross Stores	30,187	01/14	286,776	9.50
Linens 'N Things	25,395	01/14	272,996	10.75
Shoe Carnival	9,000	03/14	112,500	12.50
Cost Plus World Market	18,300	01/15	228,750	12.50
PETsMART	19,107	01/20	210,177	11.00
Logans (Ground Lease)	*	11/23	65,000	N/A

* To be determined

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Denton Crossing, Denton, Texas

On October 18, 2004, we purchased the completed portion of a shopping center in progress of construction which is known as Denton Crossing. We purchased 272,722 gross leasable square feet which had been completed out of approximately 329,663 gross leasable square feet. The remaining shopping center will be completed in stages over the next two years. The center is located at 1800 S. Loop 288 in Denton, Texas.

We purchased this property from an unaffiliated third party. Our total acquisition cost for this portion was approximately $51,237,000 with a remaining $12,763,000 under contract for completion. These amounts may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost for the portion we purchased was approximately $188 per square foot of leasable space and upon completion, will be $194 per square foot of leasable space.

We purchased this portion of the shopping center with our own funds. However, we expect to place financing on the portion we purchased at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Oshman's Sporting Goods, leases more than 10% of the total gross leasable area of the portion we purchased. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:
			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To

Oshman's Sporting Goods	50,000	18	10.00	11/03	01/14

Best Buy	30,571	11	11.78	10/03	01/15

Bed, Bath & Beyond	24,000	9	9.75	10/03	01/14

T.J. Maxx	28,000	10	9.25	09/03	09/13

For federal income tax purposes, the depreciable basis in this portion of the property is approximately $38,428,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Denton Crossing commenced construction in 2003 and we believe will be completed within the next two years. As of October 1, 2004, the portion of the shopping center we purchased was 96% leased with a total 261,463 square feet leased to 28 tenants. The following table sets forth certain information with respect to those leases:
	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)

Dress Barn	8,000	12/08	120,000	15.00
Lane Bryant	5,000	10/08	95,000	19.00
Chipolte Mexican Grill	2,578	12/08	61,872	24.00
Advance America	1,440	12/08	34,560	24.00
Happy Nails Spa	1,300	12/08	27,235	20.95
Fantasy Nails	1,200	12/08	27,600	23.00
Sally Beauty	1,600	01/09	35,200	22.00
H & R Block	2,000	01/09	47,000	23.50
Sport Clips	1,406	01/09	31,494	22.40
New York Subway	1,500	01/09	33,750	22.50
Roly Poly Rolled Sandwiches	1,200	01/09	29,100	24.25
Rice Boxx Asian Cafe	2,504	03/09	65,104	26.00
T-Mobile	1,873	04/09	45,345	24.21
The Mattress Firm	6,000	05/09	147,000	24.50
Old Navy	14,800	05/09	206,460	13.95
Wing Pit	1,807	08/09	45,175	25.00
Wells Fargo Bank	1,818	08/09	45,450	25.00
T.J. Maxx	28,000	09/13	259,000	9.25
Pier 1 Imports	9,500	09/13	152,000	16.00
Famous Footwear	10,000	10/13	145,000	14.50
Mattress Giant	4,553	12/13	104,719	23.00
Hollywood Video	6,350	01/14	125,984	19.84
Cost Plus World Market	18,300	01/14	228,750	12.50
Oshman's Sporting Goods	50,000	01/14	500,000	10.00
Bed, Bath & Beyond	24,000	01/14	234,000	9.75
Cicero Pizza	3,000	02/14	66,000	22.00
Michaels	21,163	02/14	222,212	10.50
Best Buy	30,571	01/15	360,126	11.78

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Item 9.01. Financial Statements and Exhibits

  Financial Statements

To be subsequently filed for Azalea Square Shopping Center and Denton Crossing. under Rule 3-14 of the Securities and Exchange Commission Regulation S-X. To be subsequently filed for Lake Mary Pointe.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

By:	/s/ Lori J. Foust
Name:	Lori J. Foust
Title:	Principal Accounting Officer
Date:	October 18, 2004